Exhibit (g)(2)

FORM OF CUSTODY AGREEMENT

THIS AGREEMENT is made and entered into as of this 17th day of December, 2020, by and between STARBOARD INVESTMENT TRUST, a Delaware statutory trust having its principal place of business at 116 South Franklin Street, Rocky Mount, North Carolina 27804 (the “Trust”), and Clear Street, LLC, a Delaware limited liability company and a broker- dealer regulated under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) (the “Custodian”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Custodian is a company that is a member of a “national securities exchange”, as defined in the 1934 Act, having the qualifications prescribed in Section 17(f)(1) of the 1940 Act and Rule 17f-1 thereunder, and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Trust desires to retain the Custodian to act as custodian of the cash and securities of each series of the Trust listed on Exhibit B hereto (as amended from time to time) (each a “Fund” and collectively, the “Funds”); and

WHEREAS, the Board of Trustees of the Trust has delegated to OBP Capital, LLC, the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and OBP Capital, LLC, is willing to undertake the responsibilities and serve as the foreign custody manager for the Trust.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I CERTAIN DEFINITIONS
Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01	“Assets” means Securities, monies, and other property held by the Custodian for the benefit of a Fund.

1.02
“Authorized Person” means any Officer or person who has been designated as such by written notice and named in Exhibit A and delivered to the Custodian by the Trust, or if the Trust has notified the Custodian in writing that it has an authorized investment manager or other agent (including its administrator), delivered to the Custodian by the Trust’s investment advisor or other agent. Such Officer or person shall continue to be an Authorized Person until such time as the

Custodian receives Written Instructions from the Trust or the Trust’s investment advisor or other agent that any such person is no longer an Authorized Person.

1.03	“Board of Trustees” shall mean the trustees from time to time serving under the Trust’s declaration of trust, as amended from time to time.

1.04
“Book-Entry System”  shall mean a federal book-entry system  as provided in Subpart    O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book- entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.05	“Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of the Fund.

1.06
“Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian  under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

1.07	“Eligible Securities Depository” shall mean a system for the central handling of securities as that term is defined in Rule 17f-7(b)(1) under the 1940 Act.

1.08
“Foreign Securities” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

1.09	“Fund Custody Account” shall mean any of the accounts in the name of the Trust, which is provided for in Section 3.02 below.

1.10	“IRS” shall mean the Internal Revenue Service.

1.11
“Memo Segregation” shall mean a Securities Depository’s inventory control mechanism that allows the Custodian to instruct the Securities Depositary to protect the fully- paid-for customer securities maintained in the Custodian’s Depository Account, whereby such securities are moved from a free position to a protected (segregated) position, but are not actually physically segregated from other securities maintained in the Custodian’s Depository Account.

1.12
“Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust, or any other position deemed as an officer by the Board of Trustees.

1.13	“SEC” shall mean the Securities and Exchange Commission.

1.14
“Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.15
“Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.16	“Shares” shall mean, with respect to a Fund, the units of beneficial interest issued by the Trust on account of the Fund.

1.17
“Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian” having a contract with the Custodian that the Custodian and the foreign custody manager have determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide: (i) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (ii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iii) that adequate records will be maintained identifying the Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;(iv) that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (v) that the Fund will receive periodic reports with respect to the safekeeping of the Assets, including, but not limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(v) above, such other provisions that the Custodian and the foreign custody manager determine will provide, in their entirety, the same or a greater level of care and protection for the Assets as the specified provisions.

1.18
“Written Instructions” shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system  from  one  or more persons reasonably believed by the Custodian to be an Authorized Person.

ARTICLE II. APPOINTMENT OF CUSTODIAN
2.01
Appointment. The Trust hereby appoints the Custodian as custodian of all Assets at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Assets shall, at all times, be subject to inspection by the SEC. The Trust hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Fund’s Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Funds. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.02	Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust:

(a)	A copy of the Trust’s declaration of trust, certified by the Secretary;

(b)	A copy of the Trust’s bylaws, certified by the Secretary;

(c)	A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;

(d)	A copy of the current prospectuses and statements of additional information of the Trust (the “Prospectus”); and

(e)	A certification of the Chairman or the President and the Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

2.03	Notice of Appointment of Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Fund.

ARTICLE III.

CUSTODY OF CASH AND SECURITIES

3.01
Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System, including via Memo Segregation with respect to each of the aforementioned depositories and system) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Trust, if applicable) and shall be identified as subject to this Agreement. For the avoidance of doubt, Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System shall be segregated by the use of Memo Segregation and shall not be physically segregated from other Securities and non- cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Trust, if applicable).

3.02
Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Assets (including Securities that may be maintained in a Securities Depository and segregated in the Depository Account via Memo Segregation), which are delivered to it. Absent a written agreement between the Custodian and the Trust, Assets held by Custodian shall not be re- hypothecated, pledged, assigned, invested or otherwise disposed of by the Custodian and beneficial ownership shall be freely transferable without payment of money or value other than for safe custody and administration.

3.03	Appointment of Agents.

(a)
In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian’s network to hold the Assets and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Assets of the Fund shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether Assets are maintained in the custody of a Sub- Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

(b)
If, after the initial appointment of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Fund, it will so notify the Trust and make the necessary determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.

(c)
In performing its delegated responsibilities as foreign custody manager to the Funds to place or maintain the Fund’s assets with a Sub-Custodian, the Custodian will determine that the Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Assets will be held by that Sub-Custodian, after considering all factors relevant to Custodian to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(d)	The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

(e)
At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the withdrawal or placement of the Assets with a Sub-Custodian and of any material changes in the Fund’s arrangements. The Custodian shall promptly take such steps as may be required to withdraw Assets from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.

(f)
With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Fund. The Custodian further warrants that the Assets will be subject to reasonable care if maintained with a Sub- Custodian, after considering all factors relevant to the safekeeping of such Assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for the Assets; (iii) the Sub- Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; (iv) ensuring that the Assets held by a Sub-Custodian shall not, without the consent of the Trust, be sold, re-hypothecated, pledged, assigned, invested or otherwise disposed by the Sub-Custodian and beneficial ownership of the Securities held by such Sub-Custodian shall be freely transferable without payment of money or value other than that for safe custody and administration; and (v) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub- Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

(g)
The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub- Custodian’s network; (ii) the performance of the contract governing the Fund’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub- Custodian’s network; and (iii) the custody risks of maintaining Assets with an Eligible Securities Depository. The Custodian must promptly notify the Fund or its investment adviser of any material change in these risks.

(h)
The Custodian shall use reasonable commercial efforts to timely collect all income and other payments with respect to Foreign Securities to which the Fund shall be entitled either by law or pursuant to custom in the securities business and shall credit such income, as collected, to the Trust.  In the event that extraordinary measures are required to collect such income, the Trust and Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.

3.04
Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Assets, including (i) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Assets owned by the Fund at any time during the period of this Agreement, and (ii) all cash received by the Fund for the issuance of Shares. The Custodian shall not be responsible for such Assets until actually received by it.

3.05
Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)
The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)
Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository, and may be segregated via Memo Segregation.

(c)
The records of the Custodian and the Custodian’s account on the books of the Book Entry System and Securities Depository, as the case may be, with respect to Securities of the Fund maintained in a Book- Entry System or Securities Depository shall, by book-entry, or otherwise identify such Securities as belonging to the Fund.

(d)
If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall facilitate Fund’s payment for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

(e)
Upon request, the Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)
Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Trust for any loss or damage to the Fund resulting from the use of a Book-Entry System or Securities Depository by reason of any gross negligence or willful misconduct on the part of the Custodian or any Sub-Custodian. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

(g)
With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Trust that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Trust, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a  securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.06
Disbursement of Moneys from Fund Custody Account. Upon receipt of Written Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases or as otherwise may be permitted by applicable laws or regulations:

(a)
For the purchase of Securities for the Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank that is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Fund;

(c)	For the payment of any dividends or capital gain distributions declared by the Fund;

(d)	In payment of the redemption price of Shares as provided in Section 5.01 below;

(e)
For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)
For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(g)
For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(h)
For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)
For any other proper purpose, but only upon receipt of Written Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.07
Delivery of Securities from Fund Custody Account. Upon receipt of Written Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Fund Custody Account but only in the following cases or as otherwise may be permitted by applicable laws or regulations:

(a)	Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashier’s check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(c)
To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)
To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Written Instructions;

(j)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(l)
For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m)
For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(n)
For any other proper corporate purpose, but only upon receipt of Written Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

(o)
To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct.

3.08	Actions Not Requiring Written Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund:

(a)	Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business ;

(b)
Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)
Execute, as custodian, any necessary declarations or certificates  of ownership required  of it under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)
Hold for the Fund, either directly or, with respect to Securities held therein, through a Book- Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

(g)
In general, and except as otherwise directed in Written Instructions, attend to all non- discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund that may be required by law.

3.09
Registration and Transfer of Securities.  All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name  of the Fund, the Custodian, a Sub- Custodian or any nominee thereof, or in the name of a Book- Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to Foreign Securities of the Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those Securities as belonging to the Fund. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

3.10	Records.

(a)
The Custodian shall maintain complete and accurate records with respect to the Assets held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer,

(B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Trust may reasonably request, or as may be required by the 1940 Act, including, but not limited to, those necessary to comply with Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)
All such books and records maintained by the Custodian shall (i) be maintained in compliance with the rules and regulations of the SEC, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

3.11
Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Assets held by the Custodian and the Sub-Custodians for the Fund under this Agreement.

3.12
Other Reports by Custodian.  As the Trust may reasonably request from time to time, the Custodian shall provide the Trust with reports on the internal accounting controls and procedures for safeguarding Securities that are employed by the Custodian or any Sub-Custodian.

3.13
Proxies and Other Materials. The Custodian shall use reasonable efforts to cause all proxies relating to Securities that are not registered in the name of the Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities received by Custodian utilizing standard industry practices. With respect to the Foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

3.14
Information on Corporate Actions. The Custodian shall promptly deliver to the Trust information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase, expiration of rights, or similar transaction. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action, provided that the Custodian shall use reasonable efforts to take any such action or exercise any such rights requested by the Fund at the Fund’s expense. The Fund will promptly provide or cause to be provided to the Custodian relevant information for any Security which has unique put/option provisions, and in each event, at least three Business Days prior to the beginning date of the tender period.

ARTICLE IV.

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.01
Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement,

(iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to settle the purchase of Securities in the Fund.

4.02
Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.

4.03
Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04
Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practices and procedures in the foreign or domestic jurisdiction in which the transaction occurs, to deliver such Securities prior to actual receipt of final payment therefore.  In any such case, and to the extent any such delivery of Securities by the Custodian is not made in error or as a result of the Custodian’s negligence, the Trust shall bear the risk that final payment for such Securities may not be made or that such  Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

4.05
Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities that it has been instructed to deliver against payment, (ii) proceeds from the redemption of the Assets, and (iii) income from the Assets. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable promptly upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.06
Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable promptly upon demand made by Custodian.

ARTICLE V.

PURCHASE AND REDEMPTION OF FUND SHARES

5.01
Portfolio Composition File. On a daily basis, the Fund shall prepare and provide to the Custodian for submission to National Securities Clearing Corporation (the “NSCC”) the Fund’s Portfolio Composition File (“PCF”). The Fund shall ensure that each PCF provided to the Custodian for submission to NSCC comports in all respects with NSCC’s ETF Portfolio Data Service file specifications, and the Fund must provide the PCF to the Custodian no later than one (1) hour in advance of NSCC’s required delivery time.

5.02
Sale of Shares. Upon Written Instructions from the Fund’s administrator, the Custodian shall receive from the Transfer Agent through Security Depository’s Deposit and Withdrawal at Custodian (“DWAC”) service (free of payment) any Shares in such amount as set forth in each such Written Instructions, and, once all Assets are received from an authorized participant in the amount and of the nature specified in the Written Instructions, the Custodian shall deliver Shares to the authorized participant through method provided in the Written Instructions.

5.03
Redemption of Shares. Upon Written Instructions from the Fund’s administrator specifying that Assets are required to redeem Shares of the Fund, and once the Shares are received from an authorized participant in the amount and of the nature specified in the Written Instructions provided by the Fund’s administrator, the Custodian shall deliver to the authorized participant all Assets in the amount, of the nature, and through the method specified in such Written Instructions provided by the Fund’s administrator.

5.04
Deposit and Maintenance of Collateral for Securities not Received. In accordance with the provisions of the Fund’s prospectus, shares of the Fund may be issued to an authorized participant in advance of receipt of all the designated portfolio of securities (“Deposit Securities”) subject to various conditions, including a requirement for the authorized participant to maintain cash on deposit with the Custodian for the account of the Fund in an amount as determined by the Fund in its sole discretion. On a daily basis, by 2:00 p.m. New York time, the Custodian will deliver to the Fund a list of the missing Deposit Securities. The Fund will instruct the Custodian, by 3:00 p.m. New York time as to the amount of collateral or daily marked to market value of the missing Deposit Securities (“Variation Margin Call”) to be received from the authorized participant and instruct the authorized participant as to the amounts to be delivered to the Custodian. The Fund shall ensure that the Authorized Participant satisfies the Variation Margin Call on the same day, by the close of the Federal Reserve wire for money transactions.

ARTICLE VI. SEGREGATED ACCOUNTS
6.01 Upon receipt of Written Instructions, on Custodian’s forms and in accordance with Custodian’s standard practices, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred Assets, including Securities maintained in a Depository Account (provided, that, Securities maintained in a Book Entry System or Securities Depository shall solely be segregated via Memo Segregation):

(a)
in accordance with the provisions of any agreement between the Trust and the Custodian and any other broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

(b)
for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

(c)	which constitute collateral for loans of Securities made by the Fund;

(d)
for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(e)
for other proper corporate purposes, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Fund only, provided, that, the Securities held in a Book Entry System or a Securities Depository shall solely be segregated via Memo Segregation. All Written Instructions relating to a segregated account shall specify the Fund.

ARTICLE VII. COMPENSATION OF CUSTODIAN
7.01 Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit C hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of the lesser of 1½% per month after the due date or the maximum permitted by applicable law. Notwithstanding anything to the contrary, amounts owed by the Trust to the Custodian shall be paid solely out of the assets and property of the particular Fund involved.

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES

8.01
Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)
This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(c)	It is responsible for determining compliance with the 1940 Act, and the rules and regulations thereunder, including any obligations in connection with entering into this Agreement; and

(d)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

8.02
Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	It is a member of a “national securities exchange,” as defined in the 1934 Act, subject to the rules and regulations of the Securities and Exchange Commission, and a member of FINRA.

(c)
This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(d)	No legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; and

(e)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

ARTICLE IX. CONCERNING THE CUSTODIAN

9.01
Standard of Care. The Custodian shall exercise good faith and reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law, shareholder fraud or for any loss suffered by the Trust in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to materially comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall not be under any obligation at any time to ascertain whether the Trust is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust’s charter documents or by-laws, or its investment objectives and policies as then in effect.

9.02
Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.03
No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04
Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

9.05
Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

9.06
Express Duties Only.  The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

9.07	Cooperation.

(a)
The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Fund and/or compute the value of the assets of the Fund.  The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the Trust's reports on Form N-1A and Form N-CEN and any other reports required by the SEC, annual, semi-annual, or otherwise and (ii) the fulfillment by the Trust of any other requirements of the SEC.

(b)
The Custodian shall cooperate to allow the Assets to be verified by actual examination at the end of each annual and semi-annual fiscal period by an independent public accountant retained by the Fund, and to be examined by such accountant at least one other time, chosen by the accountant, during each fiscal year. A certificate of such accountant stating that an examination of such securities has been made, and describing the nature and extent of the examination, will be filed by the Trust on Form N-17f-1 promptly after each examination.

(c)
The Custodian shall perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change the Custodian’s standard of care as set forth herein.

(d)
In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), the Custodian will provide the Trust’s Chief Compliance Officer with reasonable access to the Custodian’s personnel and records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving the Custodian that affect or could affect the Trust.

ARTICLE X. INDEMNIFICATION

10.01
Indemnification by Trust. The Trust, on behalf of each Fund, shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, a “Custodian Indemnified Party” and collectively, the “Custodian Indemnified Parties”) from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) that a Custodian Indemnified Party may sustain or incur or that may be asserted against a Custodian Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Trust on behalf of each Fund, or (b) upon Written Instructions, (iii) from the performance or non-performance of its obligations under this Agreement or any sub- custody agreement, or (iv) in connection with or related to the Fund Custody Account, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising from its bad faith, fraud, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination or expiration of this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.

10.02
Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising directly or indirectly out of any action taken or omitted to be taken by a Custodian Indemnified Party as a result of the Custodian Indemnified Party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

10.03	Miscellaneous.
(a)
Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement. The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(b)
In order that the indemnification provisions contained in this Article X shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

ARTICLE XI. FORCE MAJEURE
Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its commercially reasonable efforts to ameliorate the effects of any such failure or delay.

ARTICLE XII.

PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01 The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Custodian, although the Custodian will promptly report such disclosure to the Trust if disclosure is permitted by applicable law and regulation or otherwise, and shall provide the Trust with a reasonable opportunity to review the disclosure, to the extent practicable before it is made, and to interpose its own objections to, or seek to limit, the disclosure at its own expense or (iii) when   so requested by the Trust. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph. Notwithstanding anything to the contrary contained herein, the Custodian will not be required to report disclosure associated with any routine audit of the Custodian by any supervisory or regulatory body that Custodian is registered with or otherwise subject to the regulation of. The Trust shall similarly maintain confidentiality of any proprietary information of Custodian that it may obtain during the course of this Agreement.

ARTICLE XIII. EFFECTIVE PERIOD; TERMINATION
13.01
Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of one (1) year. After the expiration of the initial term, this Agreement shall automatically renew for successive one (1)  year terms unless a written notice  of non-renewal is delivered by the non-renewing party no later than 30 days prior to the expiration of the initial term or any renewal term, as the case may be.

13.02
Termination. This Agreement may be terminated by either party upon giving 45 days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.03
Early Termination by Trust. In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement prior to the end of the initial term, the Trust agrees to pay the following fees:

(a)	All monthly fees through the initial term of the Agreement, including the repayment of any negotiated discounts, as applicable;

(b)	All reasonable and customary fees associated with converting services to a successor service provider;

(c)	All reasonable and customary fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider.

13.04
Early Termination by the Custodian. In the absence of any material breach of this Agreement, should the Custodian elect to terminate this Agreement prior to the end of the initial term, the Custodian agrees to pay the following fees:

(a)	All reasonable and customary fees associated with converting services to a successor service provider; repayment of any negotiated discounts;

(b)	All reasonable and customary fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider.

13.05
Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Assets (other than Securities held in a Book-Entry System or Securities Depository) then owned by the Fund and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Trust, transfer to such successor copies of all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the Custodian has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. Any transfer to a successor custodian shall be treated as a termination by the Trust for purposes of this Agreement.

13.06
Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to an entity in compliance with Section 17(f) of the 1940 Act. Upon such delivery and transfer, such entity shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, copies of all books, records and other data of the Trust shall be returned to the Trust. Notwithstanding the foregoing, either party may retain copies of Confidential Information to the extent required by applicable laws or regulations or as may be retained as party of an automated archival or backup system.

ARTICLE XIV. CLASS ACTIONS
The Custodian shall distribute class action notices and other relevant documentation to the Trust or its designee and the Custodian is relieved from any and all liability and responsibility for filing class action claims on behalf of the Trust.

ARTICLE XV. MISCELLANEOUS
15.01
Compliance with Laws. The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Custodian’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto. The Trust shall immediately notify the Custodian if the investment strategy of any Fund materially changes or if it (or any Fund) becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Trust or any Fund or the services provided under this Agreement.

15.02	Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Trust, and authorized or approved by the Board of Trustees.

15.03
Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust accompanied by the authorization or approval of the Board of Trustees.

15.04
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.05. Jurisdiction; Waiver of Trial by Jury.

(a)
The parties hereto irrevocably submit to the exclusive jurisdiction of the state courts of The State of New York and to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. The parties hereto waive, to the extent not prohibited by applicable law that cannot be waived, and agree not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court;

(b)	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

15.06. No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.07. Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.08. Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.09. Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to: Clear Street, LLC
55 Broadway
New York, New York 10006
Attn: Chief Compliance Officer
Phone: (646) 647-1123
Email: cscompliance@clearstreet.io
and notice to the Trust shall be sent to:
Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804 Attn: Legal Department
Phone: 252-984-3816
Email: legal.department@ncfunds.com

15.10
Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.11
No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.12
References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the Prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

15.13 Insurance. The Custodian shall maintain a fidelity bond covering larceny and embezzlement, an insurance policy with respect to directors and officers’ errors and omissions coverage and electronic data processing insurance coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, the Custodian shall provide evidence that coverage is in place. The Custodian shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be reduced or canceled. Such notification shall include the date of cancellation or reduction and the reasons therefore. The Custodian shall notify the Trust promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding claims made by the Custodian under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

15.14 Trust Limitations. This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only on the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

15.15 Other Agreements. The parties hereby confirm that they will negotiate in good faith at a later date the terms and conditions of a Fully Paid Lending agreement that is mutually beneficial to the parties.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

STARBOARD INVESTMENT TRUST	CLEAR STREET, LLC

By: ___________________________	By: ________________________________

Name:__________________________	Name:_______________________________

Title: ___________________________

EXHIBIT A AUTHORIZED PERSONS

Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

Name	Telephone/Fax Number	Signature

A-1

EXHIBIT B

Fund Names

Separate Series of Starboard Investment Trust

Name of Series

Adaptive Growth Opportunities ETF